UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2009

Meltdown Massage and Body Works, Inc.
(Exact Name of Small Business Issuer in its Charter)

Nevada	7200	20-8758875
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

8540 Younger Creek Drive, #2
Sacramento, CA 95828
 (Address of Registrant's Principal Executive Offices) (Zip Code)

 (916-388-0255)
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" refer to Meltdown Massage and Body Works, Inc., a Nevada corporation. Pro-Tech Fire Protection Systems Corp. is hereby referred to as Pro-Tech.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Donald Gordon - CEO, Director

Mr. Gordon, President and co-founder, brings 29 years of experience in all aspects of fire protection and construction company experience.  In 1995, Mr. Gordon, along with Mark Whittaker, formed Pro-Tech Fire Protection and continues to run financial, as well as, day to day operations.  Mr. Gordon's experience includes general management, project management, sales, and field work.  Mr. Gordon remains active in the development of new business opportunities and fostering long-term business relationships with key clients.

Michael Walsh – Chief Financial Officer
Michael Walsh, CFO, brings over 22 years of experience in Accounting and Finance in both private and public sectors, with established and startup companies.  Mr. Walsh has been a member of the Pro-Tech Fire Protection team since 2006. From September 2005- December 2006, Mr. Walsh was with Falcon Technology Holdings, Inc. acting as its Chief Financial Officer.  From January 2004 – September 2005, Mr. Walsh was the CFO of IQ Biometrix, Inc. a forensic software startup company.  The Company merged with Wherify Wireless, Inc. and upon the close of the merger, Mr. Walsh became Corporate Controller.  Mr. Walsh holds a Master's degree as well as a bachelor's degree in Business Administration.

Jan Engelbrecht – Director
Jan F. Engelbrecht is a newly appointed Board member as of January 2009.  Mr. Engelbrecht has served in the finance and technology industries for 25 years.  As a CPA, Mr. Engelbrecht lead audit and consulting engagements for Arthur Anderson and Price Waterhouse in various industries including Banking, Oil & Gas, Real Estate, and High Technology.  Currently, Mr. Engelbrecht serves as a Software Client Executive for a world-wide technology company.

Tim Crane – Director
Tim Crane has been in the insurance industry for 29 years. He joined InterWest Insurance Services in 1990 as a sales producer. In 1996 he was promoted to Vice President and became a partner in the firm. In 2005 he was elected to the board of directors, a position he continues to serve on. Tim holds a Bachelor of Science in Business Administration from Northeastern University. He has been involved in volunteer work for the United Cerebral Palsy, IBA West, American Cancer Society and several church and school groups.

ITEM 5.03.  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective January 21, 2009, our Board of Directors approved our amended and restated bylaws. A copy of our amended and restated bylaws is attached hereto as Exhibit 3.2.

ITEM 8.01.  OTHER EVENTS

Effective January 21, 2009, our Board of Directors approved our Financial Code of Ethics. A copy of our Financial Code of Ethics is attached hereto as Exhibit 14.1.

Effective January 21, 2009, our Board of Directors approved our Audit Committee Charter. Initially, our board of Directors shall act of the Audit Committee. A copy of our Audit Committee Charter. is attached hereto as Exhibit 99.1.

Effective January 21, 2009, our Board of Directors approved our Compensation Committee Charter. Initially, our board of Directors shall act of the Compensation Committee. A copy of our Compensation Committee Charter. is attached hereto as Exhibit 99.2.

 SECTION 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.2	Amended and restated Bylaws of Meltdown Massage and Body Works, Inc

14.1	Financial Code of Ethics

99.1	Audit Committee Charter

99.2	Compensation Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 21, 2009

Meltdown Massage and Body Works, Inc.

By:	/s/ Donald Gordon
Donald Gordon
CEO